Exhibit 10.37

FIRST AMENDMENT

TO

STOCKHOLDERS’ AGREEMENT

THIS FIRST AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT (this “First Amendment”), dated as of December 7, 2004, by and among ATS ACQUISITION HOLDING CO., a Delaware corporation (the “Company”), XPRESS HOLDINGS, INC., a Nevada corporation (“Investor”), and the undersigned Management Stockholder amends the Stockholders’Agreement (the “Agreement”), dated as of October 21, 2004, among the Company, Investor, and the Management Stockholders identified in the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Purchase Agreement (as defined in the Agreement) originally provided for the purchase by Investor of sixty-three thousand three hundred ten (63,310) shares of Common Stock for the aggregate purchase price of Six Million Two Hundred Fifteen Thousand Seven Hundred Seventy-Five and 80/100 Dollars;

WHEREAS, the Purchase Agreement also provided for the issuance to the Management Stockholders of sixty-five thousand eight hundred ninety-four (65,894) shares of Common Stock in exchange for the contribution to the Company of an aggregate of one hundred thirty-one thousand seven hundred eighty-eight (131,788) Arnold Membership Interests;

WHEREAS, each of the foregoing assumed a valuation of the Arnold Membership Interests of Forty-Nine and 09/100 Dollars ($49.09) per Arnold Membership Interest;

WHEREAS, the Purchase Agreement has been amended to reflect a modified valuation of Arnold Membership Interests has of Forty-Nine and 08/100 Dollars ($49.08) per Arnold Membership Interest;

WHEREAS, the parties to the Agreement now desire to enter into this First Amendment to change certain option prices to reflect the modified valuation;

WHEREAS, the undersigned Management Stockholder will own a Majority Interest of Common Stock under the Agreement has the authority under Section 7.4 of the Agreement to amend the Agreement on behalf of all Management Stockholders.

NOW, THEREFORE, in consideration of the agreements, terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.

Section 3.1(c)(i) of the Agreement is hereby amended to change the Initial Investor Purchase Price to Six Million Four Hundred Seventy-Three Thousand Two Hundred Fifty-Nine and 36/100 Dollars ($6,473,259.36).

2.	Section 3.2(c)(i) of the Agreement is hereby amended to change the Management Base Amount to Six Million Two Hundred Nineteen Thousand Four Hundred Seventeen and 60/100 Dollars ($6,219,417.60).

3.	Except as expressly provided in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect and are fully binding upon and enforceable against the parties hereto.

4.	This Amendment may not be amended or modified except by a written agreement signed by the parties hereto.

5.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflicts of law principles thereof.

6.

This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that such parties are not signatories to the same counterpart.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

ATS ACQUISITION HOLDING CO.

By:  /s/ Michael S. Walters

Name: Michael S. Walters

Title: President and Chief Executive Officer

XPRESS HOLDINGS, INC.

By:         /s/ Rebecca Howell

Name:    Rebecca Howell

Title:	Secretary & Treasurer

MICHAEL S. WALTERS

                 /s/ Michael S. Walters